UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SAMSON OIL & GAS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and0–11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Annual General Meeting of Shareholders of Samson Oil & Gas Limited

Date: November 30, 2018

See Voting Instruction On Reverse Side.

Please make your marks like this: X Use pen only

	For	Against	Abstain
Resolution 1—Re-election of Director. The Board has nominated Mr. Denis Rakich to stand for re-election at the Annual General Meeting.	☐	☐	☐
Resolution 2—Adoption of Remuneration Report. We are asking our shareholders to approve, on an advisory basis under Australian rules, our Remuneration Report as set forth in our 2018 ASX Annual Report.	☐	☐	☐
Resolution 3—Approval of Additional 10% Placement Facility. "That for the purposes of ASX Listing Rule 7.1A and for all other purposes, Shareholders approve the issue of Equity Securities up to 10% of the issued capital of the Company (at the time of the issue), calculated in accordance with the formula prescribed in Listing Rule 7.1A.2 for the purpose and on the terms and conditions set out in the Explanatory Memorandum accompanying the notice convening this meeting."	☐	☐	☐
Resolution 4 – Consolidation of Capital "That pursuant to section 254H of the Corporations Act and for all other purposes, the issued capital of the Company be consolidated on the basis that: (a) every ten (10) Shares be consolidated into one (1) Share; and (b) every ten (10) Options be consolidated into one (1) Option, with the exercise price amended in inverse proportion to that ratio, And where this Consolidation results in a fraction of a Share or an Option being held, the Directors be authorized to round that fraction up to the nearest whole Share or Option (as the case may be)".	☐	☐	☐
Resolution 5 —Advisory vote on "named executive officer" compensation. "That the Shareholders approve, on an advisory basis, the compensation of the Company's "named executive officers," as disclosed in Annexure "A" to the Explanatory Memorandum accompanying the notice convening this meeting, including the "Compensation Discussion and Analysis," compensation tables and narrative disclosed."	☐	☐	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

__________________ Please Sign Here   ______________ Please Date Above

__________________ Please Sign Here   ______________ Please Date Above

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual General Meeting of Shareholders of Samson Oil & Gas Limited to be held November 30, 2018 For Holders as of October 23, 2018

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 5:00 PM New York City time on November 21, 2018.

PROXY TABULATOR FOR

SAMSON OIL & GAS LIMITED
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

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Samson Oil & Gas Limited

Instructions to The Bank of New York Mellon, as Depositary
(Must be received prior to 5:00 PM New York City time on November 21, 2018)

The undersigned registered holder of American Depositary Receipts ("Receipts") of Samson Oil & Gas Limited ("the "Company") hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt(s) registered in the name of the undersigned on the books of the Depositary as of the close of business October 23, 2018 at the Annual General Meeting of the Shareholders to be held on November 30, 2018, in respect of the resolution specified on the reverse.

NOTE:

1. **Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolutions.**
2. **Shares or other deposited securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the owner shall not be voted.**

(Continued and to be marked, dated and signed, on the other side)

PROXY TABULATOR FOR
SAMSON OIL & GAS LIMITED
P.O. Box 8016
CARY, NC 27512-9903